SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

CCO HOLDINGS, LLC
CCO HOLDINGS CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593 333-112593-01	86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. ("Charter") today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., have commenced an offer to exchange any and all of their outstanding $550 million aggregate principal amount of Senior Floating Rate Notes due 2010, which are not registered under the Securities Act of 1933, for a like aggregate principal amount of their new Senior Floating Rate Notes due 2010, which are registered under the Securities Act of 1933. The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated July 15, 2005, and the related letter of transmittal, including any amendments or supplements thereto (which, together with the prospectus, constitute the exchange offer).  The exchange offer is scheduled to expire at 5:00 PM Eastern Time (ET) on August 15, 2005, unless extended.

The exchange agent for the exchange offer is Wells Fargo Bank, N.A.   For more information, call the exchange agent at (800) 344- 5128.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: July 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President,
Interim Chief Financial Officer, Principal
Accounting Officer and Corporate Controller

CCO HOLDINGS CAPITAL CORP.
Registrant

Dated: July 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President,
Interim Chief Financial Officer, Principal
Accounting Officer and Corporate Controller